Exhibit 32-a

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(b) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

          As required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, I, Charles G. McClure, Jr., hereby certify that:

1.

The Form 10-K/A of ArvinMeritor, Inc., which amends the annual report on Form 10-K for the fiscal year ended September 30, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in that report fairly presents, in all material respects, the financial condition and results of operations of ArvinMeritor, Inc.

/s/ Charles G. McClure, Jr.

Charles G. McClure, Jr.
Chairman of the Board,
Chief Executive Officer and President

Date: March 28, 2008